                                ALSTON & BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777

LAURA G. THATCHER      DIRECT DIAL: 404-881-7546     EMAIL: LTHATCHER@ALSTON.COM

                                February 5, 2004

Assurant, Inc.
One Chase Manhattan Plaza, 41st Floor
New York, NY 10005

         Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for Assurant, Inc., a Delaware corporation (the "Corporation"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 28,000,000 shares (the "Shares") of the Corporation's common stock, $0.01 par value, that may be issued pursuant to the Assurant, Inc. 2004 Long-Term Incentive Plan, the Assurant, Inc. 2004 Employee Stock Purchase Plan, the Assurant, Inc. Directors Compensation Plan, the Assurant, Inc. 401(k) Plan and the Assurant, Inc. Executive Pension and 401(k) Plan (collectively, the "Equity Plans"). The Registration Statement also covers $60,000,000 of deferred compensation obligations that may be issued by the Corporation under the Assurant, Inc. Investment Plan (the "Investment Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined the Equity Plans, the Investment Plan, the Restated Certificate of Incorporation of the Corporation, the Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials, including without limitation, the Corporation's representation to us that it has established and will maintain the Executive Pension and 401(k) Plan and the Investment Plan primarily for the purpose of providing compensation to a select group of management or highly compensated employees, as determined under Sections 201(2), 301(3), and 401(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     Bank of America Plaza               90 Park Avenue               3201 Beechleaf Court,             601 Pennsylvania Avenue,
    101 South Tryon Street,            New York, NY 10016                   Suite 600                             N.W.
          Suite 4000                      212-210-9400               Raleigh, NC 27604-1062            North Building, 10th Floor
   Charlotte, NC 28280-4000            Fax: 212-210-9444                  919-862-2200                 Washington, DC 20004-2601
         704-444-1000                                                   Fax: 919-862-2260                     202-756-3300
       Fax: 704-444-1111                                                                                   Fax: 202-756-3333

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Assurant, Inc
February 5, 2004

Page 2

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinions rendered by us consist of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinions set forth below are limited to Title I of ERISA and the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that:

         (i) the Shares to be issued pursuant to the Equity Plans, when issued in accordance with the terms and conditions of the Equity Plans, will be legally and validly issued, fully paid and non-assessable;

         (ii) the Corporation has been duly authorized to incur the deferred compensation obligations, and the deferred compensation obligations, when incurred in accordance with terms and conditions of the Investment Plan, will be valid obligations of the Corporation to make payment to the holders thereof in accordance with the terms and conditions of the Investment Plan; and

         (iii) the Executive Pension and 401(k) Plan and the Investment Plan are exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA (respectively, requirements regarding participation and vesting, funding, and fiduciary responsibility), and the plan document for each of the Executive Pension and 401(k) Plan and the Investment Plan complies with the provisions of ERISA from which such Plan is not exempt, including Part 5 of Subtitle B of Title I of ERISA (requirements regarding administration and enforcement).

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Sincerely,

                                          ALSTON & BIRD LLP

                                          By: /s/ Laura G. Thatcher
                                             -----------------------------
                                                Laura G. Thatcher, Partner